Exhibit 2.4

DESCRIPTION OF SECURITIES

REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

As of December 31, 2021, Banco Bradesco S.A. (“we,” “us,” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

American Depositary Shares, or ADSs (evidenced by American Depositary Receipts) each representing 1 Common Share	BBD	New York Stock Exchange

Common Shares*	Not traded	New York Stock Exchange

American Depositary Shares, or ADSs (evidenced by American Depositary Receipts) each representing 1 Preferred Share	BDDO	New York Stock Exchange

Preferred Shares*	Not traded	New York Stock Exchange

*    Not for trading but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the U.S. Securities and Exchange Commission (the "SEC").

The following summary is subject to and qualified in its entirety by our by-laws and Brazilian law and does not purport to be complete. Capitalized terms used but not defined herein have the meanings given to them in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, and in the Deposit Agreements (as defined below), which are exhibits to our 2021 Form 20-F.

PREFERRED AND COMMON SHARES

General

Our Bylaws do not restrict the rights of Brazilian residents or non-residents to hold our shares and exercise related rights.

The holders of the preferred share ADSs and common share ADSs have the rights corresponding to the underlying shares, subject to the Deposit Agreements. Owners of the preferred share ADSs and common share ADSs are parties to the Deposit Agreements and therefore are bound to its terms and to the terms of the preferred share ADRs and common share ADRs that represent the preferred share ADSs and common share ADSs.

For more information on our capital stock, see Note 38 to our consolidated financial statements in “Item 18. Financial Statements”.

For more information on dividend rights, see "Item 8.A.30 - Policy on dividend distributions" of our 2021 Form 20-F.

Pre-emptive rights

On a capital increase each of our shareholders has a general preemptive right to subscribe for shares or convertible securities in proportion to its holding. Shareholders must be granted at least a 30 day period to exercise their preemptive rights following the publication of notice of the issuance of shares or convertible securities.

As described in "Item 10.B.40 - Regulations and Restrictions on non-Brazilian holders", of our 2021 Form 20-F, under the Brazilian Constitution the increase of foreign investor participation in the voting capital (common shares) of financial institutions is subject to prior authorization by the government. However, foreign investors may acquire publicly traded non-voting shares in Brazilian financial institutions or depositary receipts representing non-voting shares offered abroad without specific authorization. In January 2012, the Central Bank of Brazil authorized our ADR program for our common shares listed on the New York Stock Exchange. As part of this authorization, and after the government confirmed it was in its own interest, the Central Bank of Brazil increased the limit for foreign interest in our capital stock from 14.0% to 30.0%.

In the event of a capital increase, in order to maintain the existing proportion of common and preferred shares, each shareholder will have the right to subscribe to newly issued shares of the same class as it current holding. If the capital increase changes the proportion of common and preferred shares, shareholders will have the right to subscribe for newly issued shares of the same class as their current holding, and subscribe for shares of a different class where this is necessary to maintain the same proportion of the capital stock as was held prior to the increase. In any case, all increases are subject to the foreign interest limit established by the Central Bank of Brazil, which means that holders of common shares could be prevented from exercising their pre-emptive rights in relation to newly issued common shares if the 30.0% limit has already been reached. Under Brazilian Corporate Law, shareholders are permitted to transfer or sell their preemptive rights.

Shareholders may not be able to exercise their preemptive rights relating to the shares underlying their ADSs unless an effective registration statement under the Securities Act of 1933, as amended, ("the Act"), with respect to those rights or an exemption from the registration requirements of the Act is available. The ADSs provide that the custodian of the shares underlying the ADSs may transfer or dispose of the preemptive rights. The ADSs permit the custodian to distribute the consideration received by the depositary bank that holds the ADSs to holders of preferred or common share ADSs, net of any fees due to the custodian and the depositary bank. For more information, see "Item 3.D. Risk Factors – Risks relating to our shares, preferred share ADSs and common share ADSs".

Transfer of Shares

Our shares are registered in book-entry form and we maintain a register that records transfers of shares. To make a transfer we make an entry in the register, debit the transferor's share account and credit the transferee's share account. Transfers of shares by a foreign investor are made in the same way and executed by the investor’s local agent on the investor’s behalf. However, if the original investment was registered with the Central Bank of Brazil pursuant to a foreign investment mechanism regulated by CMN Resolution No. 4,373/14 as described under "Item 10.D. Exchange Controls" of our 2021 Form 20-F, the foreign investor must declare the transfer in its electronic registration.

Our shareholders may opt to hold their shares through B3 which are added to the B3 system through Brazilian institutions which have clearing accounts with B3. Our shareholder registry indicates which shares are listed on the B3 system. Each participating shareholder is in turn registered in a register of beneficial shareholders maintained by the B3 and is treated in the same manner as our registered shareholders.

Right of Withdrawal

Brazilian Law provides that under certain circumstances a shareholder has the right to withdraw his or her equity interest from a company and to receive a payment for the portion of equity attributable to his or her equity interest.

This right of withdrawal may be exercised:

(a) by the dissenting or non-voting holders of the adversely affected class of shares (including any holder of preferred shares) in the event that a Shareholders’ Meeting resolves to:

•        create preferred shares or increase an existing class of preferred shares relative to the another class or classes of preferred shares;

•        modify a preference, privilege or condition of redemption or amortization conferred on one or more classes of preferred shares;

•        create a new class of preferred shares with greater privileges than those of existing classes of preferred shares; or

(b) by the dissenting or non-voting shareholders (including any holder of preferred shares) in the event that a general shareholders’ meeting resolves to:

•        reduce the mandatory distribution of dividends;

•        change the corporate purpose;

•        transfer all of our shares to another company, making us a wholly owned subsidiary of such company, known as an "incorporação de ações";

•        approval of inclusion of an arbitration agreement in the bylaws, subject to certain conditions; or

(c) by the dissenting or non-voting holder of common shares, in the event that a Shareholders’ Meeting resolves to:

•        acquire control of another company at a price exceeding certain limits established by Brazilian Law;

•        merge or consolidate with a company, provided that its shares do not have liquidity and are widely held by the market;

•        participate in a "grupo de sociedades" as defined under the Brazilian Law, provided that its shares do not have liquidity and are widely held by the market; or

•        spin off a company or companies resulting in, among other things, a reduction in the mandatory annual dividend, participation in a group of companies or a change of corporate purpose.

Our dissenting or non-voting shareholders also have a right of withdrawal in the event that the entity resulting from a merger, merger of our shares or spin-off does not become a listed company within 120 days of the shareholders’ meeting at which the relevant decision was taken.

The dissenting or non-voting shareholders only have a withdrawal right if they owned the shares which have been adversely affected at the time of the first call for the shareholders meeting in which the relevant decision was made. If a public announcement of the action taken or to be taken was made prior to the call for the shareholders’ meeting, the shareholders’ ownership of shares is based on the date of announcement.

The right of withdrawal lapses 30 days after publication of the minutes of the shareholders meeting at which the action is taken, except where the resolution is subject to confirmation by the preferred shareholders, which must be made at a special meeting to be held within one year. In that case, the 30-day term is counted from the date the minutes of the special meeting are published. We would be entitled to reconsider any action giving rise to redemption rights within ten days following the maturity of such rights if the redemption of shares of dissenting shareholders would jeopardize our financial stability

In the situations described above, our shares would be redeemable at their book value, determined on the basis of the last balance sheet approved by our shareholders. If the shareholders’ meeting giving rise to withdrawal rights occurs 60 days after the date of the last approved balance sheet, a shareholder may demand that its shares be valued on the basis of a new balance sheet dated within the 60 days preceding such shareholders’ meeting.

Rights, preferences and restrictions attaching to each class of shares

The rights of holders of our preferred shares are limited in comparison with those of the holders of common shares in several material ways:

•        each common share entitles the holder to one vote at shareholder meetings, while holders of preferred shares are only entitled to a vote in the limited circumstances described in "Item 10.B. Memorandum and Articles of Association – 10.B.10 Organization – 10.B.10.04 Voting rights " of our 2021 Form 20-F; and

•        the nature of preferred shareholders’ preemptive rights to subscribe for shares or convertible securities is dependent on the proportion of capital that would be represented by preferred shares after the capital increase, as described in "Item 10.B. Memorandum and Articles of Association – 10.B.10 Organization – 10.B.10.04 Voting rights" of our 2021 Form 20-F.

Actions that would be necessary to change the rights of the holders of the stock

Pursuant to Brazilian law, majority shareholder approval of the outstanding adversely affected preferred shares as well as shareholders representing at least one-half of the issued and outstanding common shares is required for the following actions:

• creating or increasing an existing class of preferred shares without preserving the proportions of any other class of the existing shares;

• changing a preference, privilege or condition of redemption or amortization of any class of preferred shares; and

• creating a new class of preferred shares that has preference, privilege or condition of redemption or amortization superior to the existing classes of preferred shares.

These actions are put to the vote of the holders of the adversely affected preferred shares at a special meeting, where each preferred share entitles the shareholder to one vote. Preferred shareholders have the right to vote on any change to our legal form and obtain the right to vote if we enter into a liquidation process.

Limitations on the rights to own securities, including any limitations on the rights of non-resident or foreign shareholders to exercise voting rights

The rights of holders of the preferred shares are limited in comparison with those of the holders of common shares in several material ways:

•	each common share entitles the holder to one vote at shareholders’ meetings, while holders of preferred shares are only entitled to a vote in the limited circumstances described in " Item 10.B. Memorandum and Articles of Association – 10.B.10 Organization – 10.B.10.04 Voting rights " of our 2021 Form 20-F; and

•	the nature of preferred shareholders’ preemptive rights to subscribe for shares or convertible securities depends on the proportion of capital that would be represented by preferred shares after the capital increase, as described in " Item 10.B. Memorandum and Articles of Association – 10.B.10 Organization – 10.B.10.04 Voting rights" of our 2021 Form 20-F.

Limitations on the Right to Vote of Brazilian and Foreign Shareholders

Each common share entitles its holder to the right of one vote at our shareholder meetings. Except as otherwise provided by law, the decisions of a shareholder meeting is passed by a vote by holders of a simple majority of our common shares, in which abstentions are not taken into account.

In March 2002, the Brazilian Corporate Law was amended to, among other issues, grant more protection to minority shareholders and ensure they have the right to appoint one member and an alternate member to our Board of Directors. To qualify for the exercise of such right, the minority shareholder must have held, for at least three months prior, either: (i) preferred shares representing a minimum of 10.0% of our capital stock; or (ii) common shares representing at least 15.0% of voting shares. If no shareholders meet the thresholds, shareholders representing at least 10.0% of our capital stock may be able to combine their holdings to appoint one member and an alternate member to our Board of Directors. We highlight that we have no alternate members for the Board of Directors.

The Brazilian Corporate Law provides that non-voting preferred shares acquire voting rights when a company has failed, for the term provided for in its bylaws (for more than three fiscal years), to pay any fixed or minimum dividend to which such shares are entitled. Such voting rights remain effective until payment of the cumulative dividends is made.

The Brazilian Constitution prohibits any increase in foreign interest in the share capital of financial institutions headquartered in Brazil. However, because we are a publicly-traded financial institution, non-Brazilian holders of our preferred shares benefit from an exception to this provision. Accordingly, foreign holders face no legal restrictions on the ownership of our preferred shares or of preferred share ADSs, and are entitled to all the rights and preferences of such preferred shares. Furthermore, in accordance with the Central Bank of Brazil authorization for the ADR program for common shares in the U.S. market, foreigners can hold up to 30.0% of our total common shares.

The ability to convert dividend payments and proceeds from the sale of our shares or preemptive rights into foreign currency and to distribute such amounts abroad from Brazil is subject to restrictions under foreign investment legislation which generally requires, among other things, that the relevant investment be registered with the Central Bank of Brazil. Nonetheless, any non-Brazilian holder who registers with the CVM in accordance with CMN Resolution No. 4,373/14, as amended, may buy and sell securities on the Brazilian stock exchange without obtaining a separate certificate of registration for each transaction, considering that CVM, which regulates registration obligation, could waive it for non-resident individual investors. In addition, non-resident individual investors are also exempted from the obligation to constitute a custodian authorized by CVM, so that these investors will now follow the same rules applicable to resident investors in relation to custody services. These rules are applicable both to common and preferred shares.

Change of control provisions with respect to a merger, acquisition or corporate restructuring

Our Bylaws do not contain any provision that would have the effect of delaying, deferring or preventing a change in our control or that would operate only with respect to a merger, acquisition or corporate restructuring involving ourselves or any of our subsidiaries. However, Brazilian banking regulations require that any transfer of control of a financial institution be previously approved by the Central Bank of Brazil.

Additionally, Brazilian law stipulates that the acquisition of control of a publicly held company is contingent on tender offers for all outstanding common shares at a price equivalent to at least 80.0% of the price per share paid by the controlling group. In December 2003, we amended our Bylaws to ensure that in the event of a change of control, the acquirer will be required to pay our shareholders an amount equal to: (a) for our non-controlling common shareholders, 100% of the price per share paid by our controlling shareholders; and (b) for our preferred shareholders, 80.0% of the price per share paid by our controlling shareholders.

In the event of our liquidation, our preferred shareholders would have priority over our common shareholders when receiving capital. See "Item 10.B.20.03– Liquidation" of our 2021 Form 20-F for more information. In addition, in the event of a transfer of control, our shareholders have a right of withdrawal in certain circumstances. See "Item 10.B.20.02 – Right of withdrawal" of our 2021 Form 20-F for more information.

Brazilian law obliges our controlling shareholder to make a tender offer for our shares if it increases its interest in our share capital to a level that materially and negatively affects the liquidity of our shares.

Disclosure of ownership of shares

Brazilian regulations require that any person or group of persons with the same interest, who carry out relevant negotiations, directly or indirectly, shares corresponding to 5%, 10% 15% of the type or class of shares representing the capital stock of a publicly-held company, must disclose its share ownership to the CVM and to the Brazilian stock exchange. In addition, a statement containing required information must be published in the newspapers commonly used by the company issuing such securities. Any subsequent increase or decrease of 5.0% or more in ownership of any type or class of shares must be similarly disclosed.

AMERICAN DEPOSITARY SHARES or ADSs (evidenced by American Depositary Receipts), each representing 1 preferred share

Other securities

Disclosures under Items 12.A, 12.B, and 12.C are not applicable.

Depositary

The Bank of New York Mellon is the depositary (the "Depositary", with respect to the ADSs, which are evidenced by American depositary receipts ("ADRs"). Each ADS represents a preferred share deposited with the custodian, as agent of the Depositary, under the amended and restated deposit agreement (the "Deposit Agreement"), dated December 11, 2015 between Banco Bradesco S.A., the Depositary and person in whose name ADSs are registered on the books of the Depositary maintained for such purpose, or an Owner, and any person holding a receipt or a security entitlement or other interest in ADS, whether for its own account or for the account of another person, but that is not the owner of that receipt or those ADSs, or Holders.

Provisions

Our preferred share ADSs are represented by preferred share ADRs. Our preferred share ADSs may be held in registered form with the depository – The Bank of New York Mellon – or in book entry form through financial institutions that are members of the Depository Trust Company ("DTC"). The depositary bank, as registrar, performs the services of transfer of the preferred share ADRs. Title to a preferred share ADR (and to each preferred share ADS evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York. Holders of the preferred share ADRs who transfer their preferred share ADRs may be required to:

•	reimburse the depositary bank for any taxes, governmental charges or fees the depositary bank has paid;
•	pay any transfer fees as required by the Deposit Agreement;
•	produce satisfactory proof of identity and genuineness of their signatures or any other documents required by the Deposit Agreement;
•	comply with any United States, Brazilian or other applicable laws or governmental regulations; and
•	comply with such reasonable regulations, if any, as we and the depositary bank may establish consistent with the Deposit Agreement.

Holders of our ADSs are not treated as our shareholders and do not have the same rights that our shareholders have. The depositary bank will hold the preferred shares that underlie the preferred share ADSs through a custodian in accordance with the provisions of the Deposit Agreements. The rights of our ADSs holders are governed by the Deposit Agreements, which are New York law governed contracts. In contrast, the rights of our shareholders are provided for by Brazilian law.

The holders of the preferred share ADSs have the rights corresponding to the underlying shares, subject to the Deposit Agreements. Owners of the preferred share ADSs are parties to the Deposit Agreements and therefore are bound to its terms and to the terms of the preferred share ADRs that represent the preferred share ADSs.

The following is a summary of the material terms of the Deposit Agreement. Because it is a summary, it does not contain all the information that may be important to the Holders. For more complete information, the Holders should read the entire form of Deposit Agreement and the form of ADR, which contain the terms of the ADSs.

General

In the event that we offer or cause to be offered to the holders of any deposited securities any rights to subscribe for additional shares or any rights of any other nature, the Depositary shall, after consultation with us, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary, as promptly as practicable, will make such rights available to such Owner upon written notice from us to the Depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the shares, and we shall cause the shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the shares so purchased to be deposited pursuant to the Deposit Agreement, and shall, pursuant to the Deposit Agreement, deliver ADSs to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary shares subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines in its discretion, after consultation with us to the extent practicable, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADSs or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Act, with respect to a distribution to all Owners or are registered under the provisions of the Act; provided, that nothing in the Deposit Agreement shall create any obligation on our to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for us upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. Neither we nor the Depositary shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

Share Dividends and Other Distributions

In the event of our liquidation, our preferred shareholders would be entitled to priority over common shareholders in the return of capital. The amount to which they would be entitled is based on the portion of the capital stock represented by the preferred shares, adjusted from time to time to reflect any capital increases or reductions. After all our creditors had been paid, our residual assets would be used to return the amount of capital represented by the preferred shares to the preferred shareholders. Once the preferred shareholders had been fully reimbursed, the common shareholders would be reimbursed on the portion of the capital stock represented by the common shares. All our shareholders would participate equally and ratably in any remaining residual assets.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any deposited securities, the Depositary shall, subject to the provisions of the Deposit Agreement, as promptly as practicable, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in the Deposit Agreement) to the Owners entitled thereto, as of the record date fixed pursuant to the Deposit Agreement, in proportion to the number of ADSs representing such deposited securities held by them respectively; provided, however, that in the event that the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the ADSs representing such deposited securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to the Owners entitled thereto. We or our agent will remit to the appropriate governmental agency in Brazil all amounts withheld and owing to such agency. The Depositary will forward to us or our agent such information from its records as we may reasonably request to enable us or our agent to file necessary reports with governmental agencies, and the Depositary or us or our agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

Subject to paragraph 2 and 5 of this section and the first paragraph in the 'General' section above, whenever the Depositary shall receive any distribution other than a distribution described in those paragraphs the Depositary shall, after consultation with us to the extent practicable, without unreasonable delay, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of ADSs representing such deposited securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Act in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with us to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto without unreasonable delay, all in the manner and subject to the conditions described in the second paragraph of this section. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in the fourth paragraph of this section, the same shall constitute deposited securities and each ADS shall thereafter also represent its proportionate interest in such securities, property or net proceeds. The Depositary may withhold any distribution of securities under the fourth paragraph in this section if it has not received reasonably satisfactory assurances from us that the distribution does not require registration under the Act. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under the fourth paragraph of this section that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution upon any deposited securities consists of a dividend in, or free distribution of, shares, the Depositary may, after consultation with us to the extent practicable, and shall if we so request in writing, deliver as promptly as practicable to the Owners entitled thereto as of the record date fixed pursuant to the Deposit Agreement, in proportion to the number of ADSs representing such deposited securities held by them respectively, an aggregate number of ADSs representing the amount of shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of shares and after deduction or upon issuance of ADSs, including the withholding of any tax or other governmental charge as provided in the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the shares received sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such delivery of ADSs if it has not received satisfactory assurances from us (which may be an opinion of United States counsel for us that is satisfactory to the Depositary) that such distribution does not require registration under the Act. In lieu of delivering fractional ADSs in any such case, the Depositary shall use reasonable efforts to sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds (net of the fees and expenses of the Depositary as provided in the Deposit Agreement), all in the manner and subject to the conditions described in the second paragraph of this section. If additional ADSs are not so delivered, each American Depositary Share shall thenceforth also represent the additional shares distributed upon the deposited securities represented thereby. In the event that the Depositary determines that the shares must be registered under the Act or other laws in order to be distributed to Owners (and no such registration statement has been declared effective), or if we do not provide a satisfactory opinion as provided in the Deposit Agreement, the Depositary may adopt such methods, if any, as the Depositary may deem equitable and practicable (after consultation with us to the extent practicable) for purposes of effecting such distribution, including disposal of all or a portion of such shares in such amounts and in such manner, including by public or private sale, as the Depositary deems practicable, and the Depositary shall distribute the net proceeds of any such sale, after deduction or upon payment of the fees and expenses of the Depositary, to the Owners entitled in proportion to the number of ADSs held by them respectively, and the Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Withdrawal and Cancellation

Upon surrender at the Corporate Trust Office of the Depositary of ADSs for the purpose of withdrawal of the deposited securities represented thereby, and upon payment of the fee of the Depositary for the surrender of ADSs as provided in the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the deposited securities, and subject to the terms and conditions of the Deposit Agreement and other applicable laws, the Owner of those ADSs shall be entitled to delivery, to him or as instructed, of the amount of deposited securities at the time represented by those ADSs. Subject to the third paragraph of this section, such deposited securities may be delivered by delivery of (a) certificates in the name of such Owner or as ordered by it or by certificates properly endorsed or accompanied by proper instruments, of transfer to such Owner or as ordered by it and (b) any other securities, property and cash to which such Owner is then entitled in respect of such ADSs to such Owner or as ordered by it. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written order directing the Depositary to cause the deposited securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall, without unreasonable delay, direct the Custodian to deliver at the office of such Custodian, subject the other terms and conditions of the Deposit Agreement, the Bylaws and applicable laws and regulations, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of deposited securities represented by the surrendered ADSs, except that the Depositary may, to the extent permitted by applicable law, make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the deposited securities represented by those ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering ADSs, and for the account of such Owner, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than rights or securities) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the deposited securities represented by the surrendered American Depositary shares to the Depositary for delivery at the Corporate Trust Office of the Depositary, subject to the terms and conditions of the Deposit Agreement, the Bylaws and applicable laws and regulations. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. Cancelled Receipts shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy Receipts so cancelled, except as otherwise required by law.

Record Date

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited securities, or whenever the Depositary shall receive notice of any meeting of holders of shares or other deposited securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give voting instructions as to the voting of deposited securities at such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each ADSs, subject to the provisions of the Deposit Agreement.

Voting Rights

Upon receipt from us of notice of any meeting or solicitation of proxies or consents of holders of shares or other deposited securities, the Depositary shall, if requested in writing by us, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be previously provided to us for our review and comment, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from us, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and our Bylaws, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of shares or other deposited securities represented by their respective ADSs and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by us. Upon the written request of an Owner of ADSs on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, in so far as practicable and permitted under applicable law, to vote or cause to be voted the amount of shares or other deposited securities represented by those America Depositary Shares evidenced in accordance with the instructions set forth in that request. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting. If (i) we have requested the Depositary to send a notice under paragraph (a) above and has provided the Depositary at least 30 days' prior notice of any such meeting and the details concerning the matters to be voted upon and (ii) no instructions are received by the Depositary from an Owner with respect to a matter and an amount of ADSs of that Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem that Owner to have instructed the Depositary to give a discretionary proxy to a person designated by us with respect to that matter and the amount of deposited securities represented by that amount of ADSs and the Depositary shall give a discretionary proxy to a person designated by us to vote that amount of deposited securities as to that matter, except that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the Depositary (and we agree to provide such information as promptly as practicable in writing, if applicable) that (x) we do not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the shares or deposited securities in accordance with the provisions set forth in this paragraph. In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to deposited securities, if we will request the Depositary to act under the Deposit Agreement, we shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 30 days prior to the meeting date or date for giving such proxies or consents.

Subject to the rules of any securities exchange on which ADSs or the deposited securities are listed, the Depositary shall, if requested in writing by us, deliver to us, at least three City of Osasco business days prior to the date of a meeting of holders of deposited securities, copies of all instructions received from Owners in accordance with which the Depositary will vote or cause to be voted deposited securities at that meeting.

Reports and Other Communications

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any notices, reports and other communications, including any proxy soliciting material, received from us which are both (a) received by the Depositary as the holder of the deposited securities and (b) made generally available to the holders of such deposited securities by us. The Depositary shall also, upon written request by us, send to the Owners copies of such communications when furnished by us pursuant to the Deposit Agreement. Any such notices, reports and communications, including any such proxy soliciting material, furnished to the Depositary by us shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

Promptly upon request by us, the Depositary shall, at our expense (unless otherwise agreed in writing between us and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names ADSs are registered on the books of the Depositary.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any ADSs or any deposited securities represented by any ADSs, such tax or other governmental charge shall be payable by the holder of such ADSs to the Depositary. The Depositary may refuse to register any transfer of those ADSs or to permit any withdrawal of deposited securities represented by those ADSs until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder thereof any part or all of the deposited securities represented by those ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the holder of such ADSs shall remain liable for any deficiency. Every holder agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxable interest and penalties thereon) arising from any tax benefit obtained for such holder.

Reclassifications, Recapitalizations and Mergers

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting us or to which it is a party, or upon the redemption or cancellation by us of the deposited securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of deposited securities shall be treated as new deposited securities under the Deposit Agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may deliver additional ADSs as in the case of a dividend in shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. The Depositary will give Owners notice of an event to which the Deposit Agreement of the Deposit Agreement applies as promptly as practicable if the event affects holdings of American Depositary Shares. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, and shall if we so request in writing, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem practicable and shall allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds to allocated to the extent practicable as in the case of a distribution received in cash pursuant to the second paragraph of the 'Share Dividends and Other Distributions' section.

Amendment and Termination

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between us and the Depositary without the consent of Owners or holders in any respect which they may deem necessary or desirable. Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding ADSs until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Owners of outstanding ADSs. The parties agree that any amendments or supplements which (i) are reasonably necessary (as agreed by us and the Depositary) in order for (a) the ADS shares to be registered on Form F-6 under the Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any applicable fees or charges to be borne by the Owners, shall be deemed not to prejudice any substantial rights of Owners. Every Owner and holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold ADSs or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender ADSs and receive therefore the deposited securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement to ensure compliance therewith, we and the Depositary may amend or supplement the Deposit Agreement at any time in accordance with such changed laws, rules and regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

We may at any time terminate the Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all ADSs then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary delivered to us a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all ADSs then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner of ADSs will, upon (a) surrender of such ADSs, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of deposited securities represented by those ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to deposited securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of ADSs (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of four months from the date of termination, the Depositary may sell the deposited securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs that have not theretofore bee surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, we shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under the Deposit Agreement.

Limitation on Obligations and Liabilities to ADR Holders

We assumes no obligation nor shall it or any of its agents be subject to any liability under the Deposit Agreement to any Owner or Holder, except that we agree to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it or any of its agents be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the deposited securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

The Depositary and us undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or us or any of their respective controlling persons, directors, employees, agents or affiliates.

Neither the Depositary nor us nor any of their respective controlling persons, officers, directors, employees or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or in respect of the ADSs on behalf of any Owner or Holder or any other person.

Neither the Depositary nor us nor any of their respective controlling persons, officers, directors, employees or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any Owner or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons and its agents and us, its controlling persons, officers, directors, employees and agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the deposited securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

We and the Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of deposited securities or otherwise. No disclaimer of liability under the Act is intended by any provision of the Deposit Agreement.

AMERICAN DEPOSITARY SHARES or ADSs (evidenced by American Depositary Receipts), each representing 1 common share

Other securities

Disclosures under Items 12.A, 12.B, and 12.C are not applicable.

Depositary

The Bank of New York Mellon is the depositary (the "Depositary") with respect to the ADSs, which are evidenced by American depositary receipts, or ADRs. Each ADS represents a preferred share deposited with the custodian, as agent of the Depositary, under the amended and restated deposit agreement (the "Deposit Agreement") dated December 11, 2015 between Banco Bradesco S.A., the Depositary and persons in whose name ADSs are registered on the books of the Depositary maintained for such purpose, or an Owner, and any person holding a receipt or a security entitlement or other interest in ADS, whether for its own account or for the account of another person, but that is not the owner of that receipt or those ADSs, or Holders.

Provisions

Our common share ADSs are represented by common share ADRs. Our common share ADSs may be held in registered form with the depository – The Bank of New York Mellon – or in book entry form through financial institutions that are members of the "Depository Trust Company" or DTC. The depositary bank, as registrar, performs the services of transfer of the common share ADRs. Title to a common share ADR (and to common share ADS evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York. Holders of the common share ADRs who transfer their p common share ADRs may be required to:

•	reimburse the depositary bank for any taxes, governmental charges or fees the depositary bank has paid;
•	pay any transfer fees as required by the Deposit Agreement;
•	produce satisfactory proof of identity and genuineness of their signatures or any other documents required by the Deposit Agreement;
•	comply with any United States, Brazilian or other applicable laws or governmental regulations; and
•	comply with such reasonable regulations, if any, as we and the depositary bank may establish consistent with the Deposit Agreement.

Holders of our ADSs are not treated as our shareholders and do not have the same rights that our shareholders have. The depositary bank will hold the common shares that underlie the common share ADSs through a custodian in accordance with the provisions of the Deposit Agreements. The rights of our ADSs holders are governed by the Deposit Agreements, which are New York law governed contracts. In contrast, the rights of our shareholders are provided for by Brazilian law.

The holders of the common share ADSs have the rights corresponding to the underlying shares, subject to the Deposit Agreements. Owners of the common share ADSs are parties to the Deposit Agreements and therefore are bound to its terms and to the terms of the common share ADRs that represent the common share ADSs.

The following is a summary of the material terms of the Deposit Agreement. Because it is a summary, it does not contain all the information that may be important to the Holders. For more complete information, the Holders should read the entire form of Deposit Agreement and the form of ADR, which contain the terms of the ADSs.

General

In the event we offer or cause to be offered to the holders of any deposited securities any rights to subscribe for additional shares or any rights of any other nature, the Depositary shall, after consultation with us, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such Owner hereunder, the Depositary, as promptly as practicable, will make such rights available to such Owner upon written notice from us to the Depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the shares, and we shall cause the shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the shares so purchased to be deposited pursuant to the Deposit Agreement, and shall, pursuant to the Deposit Agreement, deliver ADSs to such Owner. In the case of a distribution pursuant to the second paragraph of this general section, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary shares subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

If the Depositary determines in its discretion, after consultation with us to the extent practicable, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADSs or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Act, as amended, or the Act, with respect to a distribution to all Owners or are registered under the provisions of the Act; provided, that nothing in the Deposit Agreement shall create any obligation on us to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for us upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. Neither we nor the Depositary shall be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

Share Dividends and Other Distributions

In the event of our liquidation, our preferred shareholders would be entitled to priority over common shareholders in the return of capital. The amount to which they would be entitled is based on the portion of the capital stock represented by the preferred shares, adjusted from time to time to reflect any capital increases or reductions. After all our creditors had been paid, our residual assets would be used to return the amount of capital represented by the preferred shares to the preferred shareholders. Once the preferred shareholders had been fully reimbursed, the common shareholders would be reimbursed on the portion of the capital stock represented by the common shares. All our shareholders would participate equally and ratably in any remaining residual assets.

Whenever the Depositary shall receive any cash dividend or other cash distribution on any deposited securities, the Depositary shall, subject to the provisions of the Deposit Agreement , as promptly as practicable, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in the Deposit Agreement) to the Owners entitled thereto, as of the record date fixed pursuant to the Deposit Agreement, in proportion to the number of ADSs representing such deposited securities held by them respectively; provided, however, that in the event that the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to the Owners entitled thereto. We or our agent will remit to the appropriate governmental agency in Brazil all amounts withheld and owing to such agency. The Depositary will forward to us or our agent such information from its records as we may reasonably request to enable us or its agent to file necessary reports with governmental agencies, and the Depositary or us or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

Subject to paragraphs 2 and 5 of this section and the first paragraph in the general section above, whenever the Depositary shall receive any distribution other than a distribution described in those paragraphs, the Depositary shall, after consultation with us to the extent practicable, without unreasonable delay, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of ADSs representing such deposited securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Act in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with us to the extent practicable, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto without unreasonable delay, all in the manner and subject to the conditions described in the second paragraph of this section. To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in the fourth paragraph of this section, the same shall constitute deposited securities and each ADS shall thereafter also represent its proportionate interest in such securities, property or net proceeds. The Depositary may withhold any distribution of securities under the fourth paragraph of this section if it has not received reasonably satisfactory assurances from us that the distribution does not require registration under the Act. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under the fourth paragraph of this section that is sufficient to pay its fees and expenses in respect of that distribution.

If any distribution upon any deposited securities consists of a dividend in, or free distribution of, shares, the Depositary may, after consultation with us to the extent practicable, and shall if we so request in writing, deliver as promptly as practicable to the Owners entitled thereto as of the record date fixed pursuant to the Deposit Agreement, in proportion to the number of ADSs representing such deposited securities held by them respectively, an aggregate number of ADSs representing the amount of shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of shares and after deduction or upon issuance of ADSs, including the withholding of any tax or other governmental charge as provided in the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the shares received sufficient to pay its fees and expenses in respect of that distribution). The Depositary may withhold any such delivery of ADSs if it has not received satisfactory assurances from us (which may be an opinion of United States counsel for us that is satisfactory to the Depositary) that such distribution does not require registration under the Act. In lieu of delivering fractional ADSs in any such case, the Depositary shall use reasonable efforts to sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds (net of the fees and expenses of the Depositary as provided in the Deposit Agreement), all in the manner and subject to the conditions described in the second paragraph of this section. If additional ADSs are not so delivered, each American Depositary Share shall thenceforth also represent the additional shares distributed upon the deposited securities represented thereby. In the event that the Depositary determines that the shares must be registered under the Act or other laws in order to be distributed to Owners (and no such registration statement has been declared effective), or if we do not provide a satisfactory opinion as provided in the Deposit Agreement, the Depositary may adopt such methods, if any, as the Depositary may deem equitable and practicable (after consultation with us to the extent practicable) for purposes of effecting such distribution, including disposal of all or a portion of such shares in such amounts and in such manner, including by public or private sale, as the Depositary deems practicable, and the Depositary shall distribute the net proceeds of any such sale, after deduction or upon payment of the fees and expenses of the Depositary, to the Owners entitled in proportion to the number of ADSs held by them respectively, and the Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Withdrawal and Cancellation

Upon surrender at the Corporate Trust Office of the Depositary of ADSs for the purpose of withdrawal of the deposited securities represented thereby, and upon payment of the fee of the Depositary for the surrender of ADSs as provided in the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the deposited securities, and subject to the terms and conditions of the Deposit Agreement and other applicable laws, the Owner of those ADSs shall be entitled to delivery, to him or as instructed, of the amount of deposited securities at the time represented by those ADSs. Subject to the third paragraph of this section, such deposited securities may be delivered by delivery of (a) certificates in the name of such Owner or as ordered by it or by certificates properly endorsed or accompanied by proper instruments, of transfer to such Owner or as ordered by it and (b) any other securities, property and cash to which such Owner is then entitled in respect of such ADSs to such Owner or as ordered by it. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written order directing the Depositary to cause the deposited securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall, without unreasonable delay, direct the Custodian to deliver at the office of such Custodian, subject to the other terms and conditions of the Deposit Agreement, the Bylaws and applicable laws and regulations, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of deposited securities represented by the surrendered ADSs, except that the Depositary may, to the extent permitted by applicable law, make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the deposited securities represented by those ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering ADSs, and for the account of such Owner, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than rights or securities) comprising, and forward a certificate or certificates, if applicable, and other proper documents of title for, the deposited securities represented by the surrendered ADSs to the Depositary for delivery at the Corporate Trust Office of the Depositary, subject to the terms and conditions of the Deposit Agreement, the Bylaws and applicable laws and regulations. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. Cancelled Receipts shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy Receipts so cancelled, except as otherwise required by law.

Record Date

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited securities, or whenever the Depositary shall receive notice of any meeting of holders of shares or other deposited securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give voting instructions as to the voting of deposited securities at such meeting or (iii) responsible for any fee assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each ADSs, subject to the provisions of the Deposit Agreement.

Voting Rights

Upon receipt from us of notice of any meeting or solicitation of proxies or consents of holders of shares or other deposited securities, the Depositary shall, if requested in writing by us, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be previously provided to us for our review and comment, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from us, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and our Bylaws, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of shares or other deposited securities represented by their respective ADSs and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by us. Upon the written request of an Owner of ADSs on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, in so far as practicable and permitted under applicable law, to vote or cause to be voted the amount of shares or other deposited securities represented by those ADSs evidenced in accordance with the instructions set forth in that request. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting. If (i) we have requested the Depositary to send a notice under paragraph (a) above and has provided the Depositary at least 30 days' prior notice of any such meeting and the details concerning the matters to be voted upon and (ii) no instructions are received by the Depositary from an Owner with respect to a matter and an amount of ADSs of that Owner on or before the date established by the Depositary for such purpose, the Depositary shall deem that Owner to have instructed the Depositary to give a discretionary proxy to a person designated by us with respect to that matter and the amount of deposited securities represented by that amount of ADSs and the Depositary shall give a discretionary proxy to a person designated by us to vote that amount of deposited securities as to that matter, except that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the Depositary (and we agree to provide such information as promptly as practicable in writing, if applicable) that (x) we do not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the shares or deposited securities in accordance with the provisions set forth in this section. In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to deposited securities, if we will request the Depositary to act under the Deposit Agreement, we shall give the Depositary notice of any such meeting or solicitation and details concerning the matters to be voted upon not less than 30 days prior to the meeting date or date for giving such proxies or consents.

Subject to the rules of any securities exchange on which ADSs or the deposited securities are listed, the Depositary shall, if requested in writing by us, deliver to us, at least three City of Osasco business days prior to the date of a meeting of holders of deposited securities, copies of all instructions received from Owners in accordance with which the Depositary will vote or cause to be voted deposited securities at that meeting.

Reports and Other Communications

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any notices, reports and other communications, including any proxy soliciting material, received from us which are both (a) received by the Depositary as the holder of the deposited securities and (b) made generally available to the holders of such deposited securities by us. The Depositary shall also, upon written request by us, send to the Owners copies of such communications when furnished by us pursuant to the Deposit Agreement. Any such notices, reports and communications, including any such proxy soliciting material, furnished to the Depositary by us shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

Promptly upon request by us, the Depositary shall, at our expense (unless otherwise agreed in writing between us and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names ADSs are registered on the books of the Depositary.

Liability of Owner for Taxes

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any ADSs or any deposited securities represented by any ADSs, such tax or other governmental charge shall be payable by the holder of such ADSs to the Depositary. The Depositary may refuse to register any transfer of those ADSs or to permit any withdrawal of deposited securities represented by those ADSs until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the holder thereof any part or all of the deposited securities represented by those ADSs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the holder of such ADSs shall remain liable for any deficiency. Every holder agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxable interest and penalties thereon) arising from any tax benefit obtained for such holder.

Reclassifications, Recapitalizations and Mergers

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting us or to which it is a party, or upon the redemption or cancellation by us of the deposited securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of deposited securities shall be treated as new deposited securities under the Deposit Agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may deliver additional ADSs as in the case of a dividend in shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. The Depositary will give Owners notice of an event to which 'Changes affecting deposited securities' under the Deposit Agreement applies as promptly as practicable if the event affects holdings of ADSs. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, and shall if we so request in writing, subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem practicable and shall allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds to allocated to the extent practicable as in the case of a distribution received in c ash pursuant to the second paragraph of the 'Shared Dividends and Other Distributions' section.

Amendment and Termination

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between us and the Depositary without the consent of Owners or holders in any respect which they may deem necessary or desirable. Any amendment or supplement which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding ADSs until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Owners of outstanding ADSs. The parties agree that any amendments or supplements which (i) are reasonably necessary (as agreed by us and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any applicable fees or charges to be borne by the Owners, shall be deemed not to prejudice any substantial rights of Owners. Every Owner and holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold ADSs or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender ADSs and receive therefore the deposited securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement to ensure compliance therewith, we and the Depositary may amend or supplement the Deposit Agreement at any time in accordance with such changed laws, rules and regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

We may at any time terminate the Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all ADSs then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary delivered to us a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all ADSs then outstanding at least 30 days prior to the termination date. On and after the date of termination, the Owner ADSs will, upon (a) surrender of such ADSs, (b) payment of the fee of the Depositary for the surrender of ADSs referred to in the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of deposited securities represented by those ADSs. If any ADSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADSs, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to deposited securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver deposited securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of ADSs (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of four months from the date of termination, the Depositary may sell the deposited securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of ADSs that have not theretofore bee surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of ADSs, any expenses for the account of the Owner of such ADSs in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, we shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under the Deposit Agreement.

Limitation on Obligations and Liabilities to ADR Holders

We assume no obligation nor shall it or any of its agents be subject to any liability under the Deposit Agreement to any Owner or Holder, except that we agree to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it or any of its agents be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the deposited securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

The Depositary and us undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or us or any of their respective controlling persons, directors, employees, agents or affiliates.

Neither the Depositary nor us nor any of their respective controlling persons, officers, directors, employees or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or in respect of the ADSs on behalf of any Owner or Holder or any other person.

Neither the Depositary nor us nor any of their respective controlling persons, officers, directors, employees or agents shall be liable for any action or nonaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any Owner or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons and its agents and us, its controlling persons, officers, directors, employees and agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the deposited securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

Us and the Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of deposited securities or otherwise. No disclaimer of liability under the Act is intended by any provision of the Deposit Agreement.

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